Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2022 and Declaration of Distributions on Common Stock for the Months Ending July 31, August 31, and September 30, 2022

GREENWICH, CT – 4/28/2022 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2022.

•	On April 21, 2022, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2022	July 15, 2022	July 29, 2022	$0.035
August 31, 2022	August 17, 2022	August 31, 2022	$0.035
September 30, 2022	September 16, 2022	September 30, 2022	$0.035

•	Net asset value (“NAV”) per share as of March 31, 2022 stood at $4.65, compared with a NAV per share on December 31, 2021 of $4.92.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $4.3 million, or $0.09 per share, for the quarter ended March 31, 2022, compared with approximately $4.5 million, or $0.09 per share, for the quarter ended December 31, 2021.

•	Total investment income for the quarter ended March 31, 2022 amounted to approximately $9.9 million, compared with approximately $10.2 million for the quarter ended December 31, 2021.

o	For the quarter ended March 31, 2022 we recorded investment income from our portfolio as follows:

▪	$5.3 million from our debt investments; and

▪	$4.6 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended March 31, 2022 were approximately $5.6 million, compared with total expenses of approximately $5.7 million for the quarter ended December 31, 2021.

•	As of March 31, 2022, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 8.0% at current cost, compared with 7.7% as of December 31, 2021;
o	The weighted average effective yield of our CLO equity investments at current cost was 8.9%, compared with 9.1% as of December 31, 2021; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 23.8%, compared with 21.2% as of December 31, 2021.

•	For the quarter ended March 31, 2022, we recorded a net decrease in net assets resulting from operations of approximately $8.2 million, consisting of:
o	NII of approximately $4.3 million;
o	Net realized gains of approximately $1.0 million; and
o	Net unrealized depreciation of approximately $13.5 million.

•	During the first quarter of 2022, we made investments of approximately $47.4 million, received $38.6 million from repayments and amortization payments on our debt investments, and received $3.4 million from sales of investments.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.3 based on total principal amount as of March 31, 2022, which was unchanged since December 31, 2021.

•	As of March 31, 2022, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of $1.0 million. Also, as of March 31, 2022, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $1.0 million.

We will hold a conference call to discuss first quarter results today, Thursday, April 28th, 2022 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 256337. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 670748.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF ASSETS AND LIABILITIES

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $494,085,345 and $495,212,632, respectively)	$405,220,734	$420,038,717
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	973,338	772,491
Cash and cash equivalents	15,073,861	9,015,700
Interest and distributions receivable	3,281,635	3,064,477
Other assets	628,467	615,109
Total assets	$425,178,035	$433,506,494
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $650,297 and $730,361, respectively	$63,719,928	$63,639,864
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $952,433 and $1,009,924, respectively	43,838,317	43,780,826
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,444,240 and $2,539,305 respectively	78,055,760	77,960,695
Securities purchased not settled	4,925,000	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,606,503	1,688,712
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	512,291	625,163
Total liabilities	193,873,908	188,911,369

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,721,642 and 49,690,059 shares issued and outstanding, respectively	497,216	496,900
Capital in excess of par value	434,586,740	434,462,322
Total distributable earnings/(accumulated losses)	(203,779,829)	(190,364,097)
Total net assets	231,304,127	244,595,125
Total liabilities and net assets	$425,178,035	$433,506,494
Net asset value per common share	$4.65	$4.92

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF OPERATIONS – (unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2022	2021
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,250,149	$4,222,037
Income from securitization vehicles and investments	4,441,195	4,681,300
Other income	174,526	456,353
Total investment income from non-affiliated/non-control investments	9,865,870	9,359,690
Total investment income	9,865,870	9,359,690
EXPENSES
Interest expense	3,085,366	1,883,425
Base Fee	1,606,503	1,389,250
Professional fees	344,522	684,954
Compensation expense	235,003	172,722
General and administrative	344,102	415,175
Total expenses before incentive fees	5,615,496	4,545,526
Net Investment Income Incentive Fees	—	—
Total expenses	5,615,496	4,545,526
Net investment income	4,250,374	4,814,164
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(13,690,696)	31,046,122
Affiliated investments	200,847	—
Total net change in unrealized (depreciation)/appreciation on investments	(13,489,849)	31,046,122
Net realized gains/(losses):
Non-affiliated/non-control investments	1,042,286	(14,071,131)
Total net realized gains /(losses)	1,042,286	(14,071,131)
Net (decrease)/increase in net assets resulting from operations	$(8,197,189)	$21,789,155
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.09	$0.10
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.16)	$0.44
Weighted average shares of common stock outstanding (Basic and Diluted):	49,700,764	49,589,700
Distributions per share	$0.105	$0.105

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2022	2021
Per Share Data
Net asset value at beginning of period	$4.92	$4.55
Net investment income(1)	0.09	0.10
Net realized and unrealized (losses)/gains(2)	(0.25)	0.34
Net (decrease)/increase in net asset value from operations	(0.16)	0.44
Distributions per share from net investment income	(0.09)	(0.09)
Tax return of capital distributions(3)	(0.02)	(0.02)
Total distributions	(0.11)	(0.11)
Effect of shares issued/repurchased, gross	—	—
Net asset value at end of period	$4.65	$4.88
Per share market value at beginning of period	$4.08	$3.05
Per share market value at end of period	$4.19	$4.64
Total return based on market value(4)	5.31%	56.22%
Total return based on net asset value(5)	(3.35)%	9.56%
Shares outstanding at end of period	49,721,642	49,597,964

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$231,304	$242,046
Average net assets (000’s)	$237,950	$233,736
Ratio of expenses to average net assets(6)	9.44%	7.78%
Ratio of net investment income to average net assets(6)	7.14%	8.24%
Portfolio turnover rate(7)	10.09%	6.38%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Ratio of expenses to average net assets:
Operating expenses before incentive fees	9.44%	7.78%
Net investment income incentive fees	—%	—%
Ratio of expenses, excluding interest expense to average net assets	4.25%	4.56%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280